EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia Small Cap Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form 10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Issuer:                 Exar Corp.
	Date of Purchase:       3/7/2000
	Underwriter from whom Purchased:
                              BancAmerica Securities LLC
	Affiliated Underwriters:
		Robertson Stephens
	Other Members of Syndicate:
	                        U.S. Bancorp Piper Jaffray
	                        Needham & Company
	Aggregate dollar amount of purchase:
					$2,400,000
	Aggregate dollar amount of offering:
					$200,000,000
	Purchase price (net of fees and expenses):
	$77.60 per share
	Date offering commenced:
					3/7/2000
	Commission:			$2.40



2)	Issuer:                 Sonus Networks
	Date of Purchase:       5/24/2000
	Underwriter from whom Purchased:
                              Goldman Sachs & Co.
	Affiliated Underwriters:
		FleetBoston Robertson
Stephens
	Other Members of Syndicate:
	                        Morgan (JP) & Co.
	                        Lehman Brothers
	Aggregate dollar amount of purchase:
					$115,000
	Aggregate dollar amount of offering:
					$115,000,000
	Purchase price (net of fees and expenses):
	$22.04
	Date offering commenced:
					5/24/2000
	Commission:			$0.96



3)	Issuer:                 Network Engines
	Date of Purchase:       7/13/2000
	Underwriter from whom Purchased:
                              Donaldson Lufkin & Jenrette
	Affiliated Underwriters:
		Robertson Stephens
	Other Members of Syndicate:
	                        Dain Rauscher Wessels
	Aggregate dollar amount of purchase:
					$602,600
	Aggregate dollar amount of offering:
					$93,500,000
	Purchase price (net of fees and expenses):
	$16.29
	Date offering commenced:
					7/13/2000
	Commission:			$0.71


4)	Issuer:                 Corio, Inc.
	Date of Purchase:       7/20/2000
	Underwriter from whom Purchased:
                              Goldman Sachs & Co.
	Affiliated Underwriters:
		Robertson Stephens
	Other Members of Syndicate:
	                        Merrill Lynch & Co.
	Aggregate dollar amount of purchase:
					$355,600
	Aggregate dollar amount of offering:
					$140,000,000
	Purchase price (net of fees and expenses):
	$13.41
	Date offering commenced:
					7/20/2000
	Commission:			$0.59



5)	Issuer:                 SMTC Corp.
	Date of Purchase:       7/20/2000
	Underwriter from whom Purchased:
                              Lehman Brothers
	Affiliated Underwriters:
		Robertson Stephens
	Other Members of Syndicate:
	                        Merrill Lynch & Co.
                              RBC Dominion Securities
	Aggregate dollar amount of purchase:
					$120,000
	Aggregate dollar amount of offering:
					$154,000,000
	Purchase price (net of fees and expenses):
	$15.44
	Date offering commenced:
					7/20/2000
	Commission:			$0.54


6)	Issuer:                 California Pizza Kitchen
	Date of Purchase:       8/01/2000
	Underwriter from whom Purchased:
                              BancAmerica Securities
	Affiliated Underwriters:
		Robertson Stephens
	Other Members of Syndicate:
	                        Deutsche Banc Alex Brown
	Aggregate dollar amount of purchase:
					$1,125,000
	Aggregate dollar amount of offering:
					$79,500,000
	Purchase price (net of fees and expenses):
	$14.38
	Date offering commenced:
					8/01/2000
	Commission:			$0.62


7)	Issuer:                 Giganet Ltd.
	Date of Purchase:       8/04/2000
	Underwriter from whom Purchased:
                              Morgan Stanley Dean Witter
	Affiliated Underwriters:
		Robertson Stephens
	Other Members of Syndicate:
	                        Lehman Brothers
	Aggregate dollar amount of purchase:
					$425,000
	Aggregate dollar amount of offering:
					$85,000,000
	Purchase price (net of fees and expenses):
	$16.22
	Date offering commenced:
					8/04/2000
	Commission:			$0.78


8)	Issuer:                 Medicines Co.
	Date of Purchase:       8/07/2000
	Underwriter from whom Purchased:
                              Morgan (JP) & Co.
	Affiliated Underwriters:
		Robertson Stephens
	Other Members of Syndicate:
	                        CIBC World Markets
	Aggregate dollar amount of purchase:
					$3,200,000
	Aggregate dollar amount of offering:
					$80,000,000
	Purchase price (net of fees and expenses):
	$15.33
	Date offering commenced:
					8/07/2000
	Commission:			$0.67


9)	Issuer:                 Omnisky Corp.
	Date of Purchase:       9/20/2000
	Underwriter from whom Purchased:
                              First Boston (Credit
Suisse)
	Affiliated Underwriters:
		Robertson Stephens
	Other Members of Syndicate:
	                        Donaldson, Lufkin,
Jenretter
                              Salomon Brothers
                              Chase Securities
                              DL Indirect, Inc.
	Aggregate dollar amount of purchase:
					$258,000
	Aggregate dollar amount of offering:
					$109,200,000
	Purchase price (net of fees and expenses):
	$11.50
	Date offering commenced:
					9/20/2000
	Commission:			$0.50


10)	Issuer:                 CoSine Communications
	Date of Purchase:       9/25/2000
	Underwriter from whom Purchased:
                              Goldman Sachs & Co.
	Affiliated Underwriters:
		Robertson Stephens
	Other Members of Syndicate:
	                        Morgan (JP) & Co.
                              Chase Securities
                              Robert W. Baird & Co.
                              Dain Rauscher Wessels
                              A.G. Edwards & Sons
                              Edward Jones
                              Legg Mason Wood Walker
                              May, Davis Group, Inc.
                              Ramirez & Co., Inc.
                              Salomono Brothers
                              U.S. Bancorp Piper Jaffray
                              Wit Sound View Corp.
	Aggregate dollar amount of purchase:
					$57,500
	Aggregate dollar amount of offering:
					$230,000,000
	Purchase price (net of fees and expenses):
	$22.04
	Date offering commenced:
					9/25/2000
	Commission:			$0.96


11)	Issuer:                 Elastic Networks
	Date of Purchase:       9/29/2000
	Underwriter from whom Purchased:
                              Hambrecht & Quist
	Affiliated Underwriters:
		Robertson Stephens
	Other Members of Syndicate:
	                        UBS Warburg LLC
                              Chase Securities
                              CIBC World Markets Corp.
                              Dain Rauscher Wessels
                              Deutsche Banc Alex Brown
                              ING Barings LLC
                              Lehman Brothers
                              Salomono Brothers
                              U.S. Bancorp Piper Jaffray
                              Jefferies & Co.
                              Kaufman Brothers LP
                              Raymond James & Associates
                              Redwine & Co.
                              Robinson-Humphrey Co. LLC
                              Tucker Anthony Cleary Gull
	Aggregate dollar amount of purchase:
					$167,700
	Aggregate dollar amount of offering:
					$101,400,000
	Purchase price (net of fees and expenses):
	$12.46
	Date offering commenced:
					9/29/2000
	Commission:			$0.54